FIRST AMENDMENT TO UNDERWRITING AGREEMENT DATED JUNE 27, 2002


     THIS FIRST AMENDMENT to that certain Agreement, June 7, 2002, is made this 2nd day of June, 2003, between and among International Test Systems, Inc., a Delaware Corporation (hereinafter "Company") and Public Securities, Inc., a Washington Corporation (hereinafter "Public").

     WHEREAS, the Company and public entered into an Agreement, dated June 27, 2002 (collectively the "Agreement").

     WHEREAS, the Company and Public desire to amend certain portions of the Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto amend the Agreement only as to the following sections:

     The first paragraph is hereby modified to delete the reference to "minimum or maximum"

     Section 1, Definitions, (f), is hereby modified to delete the reference to "minimum or maximum".

     Section 2, Underwriter's Compensation, (a), is hereby deleted and replaced with the following:

The Company hereby appoints the Underwriter as its exclusive agent during the continuance of the authorization hereunder to sell and obtain purchasers for:
1,250,000 Shares at a public offering price of $0.40 per Share and at an aggregate public offering price of $500,000; 1,250,000 Class A Warrants, at a public offering price of $0.10 per warrant and at an aggregate public offering price of $125,000; or 1,250,000 Class B Warrants, at a public offering price of $0.10 per warrant, and at an aggregate public offering price of $125,000; on a best efforts basis. Such exclusive agency shall be good and irrevocable unless and until terminated as herein and hereinafter set forth.

     Section 2, Underwriter's Compensation, (c), is hereby modified to delete the words "the minimum amount of $125,000 for".

     Section 4, Escrow Account, (a), is hereby deleted and replaced with the following:

The Underwriter agrees to open an appropriate Impound Account maintained with David M. Loev, Esq., 2777 Allen Parkway, Suite 1000 Houston, TX 77019 - (713) 524-4110 - for all monies received from the sale of these Shares and Warrants. Such monies shall be deposited in full without any deductions for commissions and/or expenses.

     Section  4,  Escrow  Account,  (c),  is  hereby  deleted  in  its entirety.

     Section 7, Conditions of Underwriter's Obligations, (b)(i), is hereby modified to delete the reference to Vanderkam & Sanders.

     Section 7, Conditions of Underwriter's Obligations, (c), is hereby modified to delete the reference to Vanderkam & Sanders.

     Section 14, Notices, is hereby modified to change the address of delivery to Company's counsel to:

David  Loev
2777  Allen  Parkway
Suite  1000
Houston,  Texas  77019

AGREED  AND  ACCEPTED:

INTERNATIONAL  TEST  SYSTEMS,  INC.,  INC.

By: /s/ Carey Birmingham
-----------------------------
Carey  Birmingham,  President               Dated:


PUBLIC  SECURITIES,  INC.

By: /s/ William F. Ross
------------------------------
William  F.  Ross,  President               Dated: